                                                                    Exhibit 10.6

                                INDUSTRIAL LEASE
                              (Multi-Tenant; Net)


                                    BETWEEN


                               THE IRVINE COMPANY


                                      AND


                       NEW CENTURY FINANCIAL CORPORATION

                                INDEX TO LEASE

ARTICLE I.     BASIC LEASE PROVISIONS

ARTICLE II.    PREMISES
 Section 2.1   Leased Premises
 Section 2.2   Acceptance of Premises
 Section 2.3   Building Name and Address
 Section 2.4   Right of First Refusal
 Section 2.5   Landlord's Responsibilities

ARTICLE III.   TERM
 Section 3.1   General
 Section 3.2   Delay in Possession
 Section 3.3   Right to Extend this Lease

ARTICLE IV     RENT AND OPERATING EXPENSES
 Section 4.1   Basic Rent
 Section 4.2   Operating Expenses
 Section 4.3   Security Deposit

ARTICLE V.     USES
 Section 5.1   Use
 Section 5.2   Signs
 Section 5.3   Hazardous Materials

ARTICLE VI.    COMMON AREAS; SERVICES
 Section 6.1   Utilities and Services
 Section 6.2   Operation and Maintenance of Common Areas
 Section 6.3   Use of Common Areas
 Section 6.4   Parking
 Section 6.5   Changes and Additions by Landlord

ARTICLE VII.   MAINTAINING THE PREMISES
 Section 7.1   Tenant's Maintenance and Repair
 Section 7.2   Landlord's Maintenance and Repair
 Section 7.3   Alterations
 Section 7.4   Mechanic's Liens
 Section 7.5   Entry and Inspection

ARTICLE VIII.  TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

ARTICLE IX.    ASSIGNMENT AND SUBLETTING
 Section 9.1   Rights of Parties
 Section 9.2   Effect of Transfer
 Section 9.3   Sublease Requirements
 Section 9.4   Certain Transfers

ARTICLE X.     INSURANCE AND INDEMNITY
 Section 10.1  Tenant's Insurance
 Section 10.2  Landlord's Insurance
 Section 10.3  Tenant's Indemnity
 Section 10.4  Landlord's Non-liability
 Section 10.5  Waiver of Subrogation

ARTICLE XI.    DAMAGE OR DESTRUCTION
 Section 11.1  Restoration
 Section 11.2  Lease Governs

ARTICLE XII.   EMINENT DOMAIN
 Section 12.1  Total or Partial Taking
 Section 12.2  Temporary Taking
 Section 12.3  Taking of Parking Area

ARTICLE XIII.  SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS
 Section 13.1  Subordination
 Section 13.2  Estoppel Certificate
 Section 13.3  Financials

                                      (i)

ARTICLE XIV.     DEFAULTS AND REMEDIES
 Section 14.1    Tenant's Defaults
 Section 14.2    Landlord's Remedies
 Section 14.3    Late Payments
 Section 14.4    Right of Landlord to Perform
 Section 14.5    Default by Landlord
 Section 14.6    Expenses and Legal Fees
 Section 14.7    Waiver of Jury Trial
 Section 14.8    Satisfaction of Judgment

ARTICLE XV.      END OF TERM
 Section 15.1    Holding Over
 Section 15.2    Merger on Termination
 Section 15.3    Surrender of Premises; Removal of Property

ARTICLE XVI.     PAYMENTS AND NOTICES

ARTICLE XVII.    RULES AND REGULATIONS

ARTICLE XVIII.   BROKER'S COMMISSION

ARTICLE XIX.     TRANSFER OF LANDLORD'S INTEREST

ARTICLE XX.      INTERPRETATION
 Section 20.1    Gender and Number
 Section 20.2    Headings
 Section 20.3    Joint and Several Liability
 Section 20.4    Successors
 Section 20.5    Time of Essence
 Section 20.6    Controlling Law
 Section 20.7    Severability
 Section 20.8    Waiver and Cumulative Remedies
 Section 20.9    Inability to Perform
 Section 20.10   Entire Agreement
 Section 20.11   Quiet Enjoyment
 Section 20.12   Survival

ARTICLE XXI.     EXECUTION AND RECORDING
 Section 21.1    Counterparts
 Section 21.2    Corporate and Partnership Authority
 Section 21.3    Execution of Lease; No Option or Offer
 Section 21.4    Recording
 Section 21.5    Amendments
 Section 21.6    Executed Copy
 Section 21.7    Attachments

ARTICLE XXII     MISCELLANEOUS
 Section 22.1    Non-disclosure of Lease Terms
 Section 22.2    Guaranty
 Section 22.3    Changes Requested by Lender
 Section 22.4    Mortgagee Protection
 Section 22.5    Covenants and Conditions
 Section 22.6    Security Measures
 Section 22.7    Jams Arbitration
 Section 22.8    Communications Equipment


EXHIBITS
 Exhibit A       Description of Premises
 Exhibit A-1     Description of Premises
 Exhibit A-2     Right of First Refusal Space
 Exhibit A-3     Right of First Refusal Space
 Exhibit B       Environmental Questionnaire
 Exhibit C       Landlord's Disclosures
 Exhibit D       Insurance Requirements
 Exhibit E       Rules and Regulations
 Exhibit F       License Agreement
 Exhibit X       Work Letter
 Exhibit Y       Project Site Plan
 Exhibit Y-1     No Reserved Parking Areas

                                     (ii)

                               INDUSTRIAL LEASE
                               ----------------
                              (Multi-Tenant; Net)


     THIS LEASE is made as of the _______ day of _______________, 19___, by and between THE IRVINE COMPANY, hereafter called "Landlord," and NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation, hereinafter called "Tenant."


                      ARTICLE I.  BASIC LEASE PROVISIONS


     Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1. Premises: The Premises (more particularly described in Section 2.1) consists of space located in two (2) separate buildings, commonly known as:

          "Building 1" - 340 Commerce, Irvine, California
          "Building 2" - 350 Commerce, Suite 200, Irvine, California

2.   Project Description (if applicable):  Irvine Technology I & II

3.   Use of Premises:  General office.

4.   Estimated Commencement Date:  January 10, 2000

5. Lease Term: Sixty (60) months, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month.

6. Basic Rent: One Hundred Seven Thousand Six Hundred Fifty Dollars ($107,650.00) per month, based on $1.60 per rentable square foot.

     Basic Rent is subject to adjustment as follows:

     Commencing twelve (12) months following the Commencement Date, the Basic Rent shall be One Hundred Eleven Thousand Fourteen Dollars ($111,014.00) per month, based on $1.65 per rentable square foot.

     Commencing twenty-four (24) months following the Commencement Date, the Basic Rent shall be One Hundred Fourteen Thousand Three Hundred Seventy-Eight Dollars ($114,378.00) per month, based on $1.70 per rentable square foot.

     Commencing thirty-six (36) months following the Commencement Date, the Basic Rent shall be One Hundred Seventeen Thousand Seven Hundred Forty-Two Dollars ($117,742.00) per month, based on $1.75 per rentable square foot.

     Commencing forty-eight (48) months following the Commencement Date, the Basic Rent shall be One Hundred Twenty-One Thousand One Hundred Six Dollars ($121,106.00) per month, based on $1.80 per rentable square foot.

7.   Guarantor(s):  None

8. Floor Area of Premises: Approximately 67,281 rentable square feet, broken down as follows:

               340 Commerce Premises - 53,360 rentable square feet 350 Commerce Premises - 13,921 rentable square feet

9.   Security Deposit:  $133,217.00

10.  Broker(s):  Lee & Associates

11.  Additional Insureds:  Insignia\ESG of California, Inc.

12.    Address for Payments and Notices:

       LANDLORD                                TENANT

       INSIGNIA\ESG OF CALIFORNIA, INC.        NEW CENTURY FINANCIAL CORPORATION
       1 Ada, Suite 270                        18400 Von Karman, Suite 1000
       Irvine, CA 92618                        Irvine, CA  92612
                                               Attention:  William J. Dodge

       with a copy of notices to:
       IRVINE INDUSTRIAL COMPANY
       P.O. Box 6370
       Newport Beach, CA  92658-6370
       Attn:  Vice President, Industrial Operations

13.    Tenant's Liability Insurance Requirement:  $2,000,000.00

14.    Vehicle Parking Spaces:  Two Hundred Seventy-Two (272)

15.    Plan Approval Date:  October 15, 1999

                             ARTICLE II.  PREMISES


  SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord: (i) the premises shown on EXHIBIT A attached hereto (the "340
                                          ----------
Commerce Premises"), and (ii) the premises shown on EXHIBIT A-1 attached hereto
                                                    -----------
(the "350 Commerce Premises"). Collectively, the 340 Commerce Premises and the 350 Commerce Premises are herein referred to as the "Premises". The Premises contain approximately the "Rentable Square Feet" as set forth in Item 8 of the Basic Lease Provisions. The 340 Commerce Premises are located within a building identified in Item 1 of the Basic Lease Provisions as 340 Commerce ("Building 1"); and the 350 Commerce Premises are located within a building identified in
Item 1 of the Basic Lease Provisions as 350 Commerce ("Building 2"). Collectively, Building 1 and Building 2 are herein referred to as the "Buildings"), and individually as a "Building". Building 1 and Building 2 are a portion of the project shown on EXHIBIT Y (the "Project"). Tenant understands
                                ---------
that the floor area set forth in Item 8 of the Basic Lease Provisions may include, at Landlord's option, a factor approximating the total square footage of any common lobby or internal common features of the Buildings times the ratio of the actual square footage of the Premises to the total square footage of the Buildings. If, upon completion of the space plans for the Premises, Landlord's architect or space planner determines that the rentable square footage of the Premises differs from that set forth in the Basic Lease Provisions, then Landlord shall so notify Tenant and the Basic Rent (as shown in Item 6 of the Basic Lease Provisions) shall be promptly adjusted in proportion to the change in square footage. Within fifteen (15) days following Landlord's request, the parties shall memorialize the adjustments by executing an amendment to this Lease prepared by Landlord, provided that the failure or refusal by either party to execute the amendment shall not affect its validity. Tenant shall have access to the Premises twenty-four (24) hours per day, seven days per week.

  SECTION 2.2. ACCEPTANCE OF PREMISES. Except as specifically set forth in this Lease, Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Buildings or the suitability or fitness of either for any purpose, including, without limitation, any representations or warranties regarding zoning or other land use matters, and that neither Landlord nor any representative of Landlord has made any representations or warranties regarding
(i) what other tenants or uses may be permitted or intended in the Buildings and the Project, or (ii) any exclusivity of use by Tenant with respect to its permitted use of the Premises as set forth in Item 3 of the Basic Lease Provisions. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or construct any improvements to the Premises except as expressly provided in this Lease. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Buildings were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for: (i) those matters which Tenant shall have brought to Landlord's attention on a written punch list and
(ii) Landlord's obligations under Section 2.5 hereof. The list shall be limited to any items required to be accomplished by Landlord under the Work Letter attached as Exhibit X, and shall be delivered to Landlord within sixty (60) days
            ---------
after the term ("Term") of this Lease commences as provided in Article III below. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

  SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Buildings and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, address, number or designation of the Buildings or Project without liability to Tenant; provided, however, if the address of either of the Buildings and/or the Project is changed by Landlord, Landlord agrees to provide Tenant with no less than ninety (90) days prior written notice and to reimburse Tenant for all expenses reasonably incurred by Tenant in conjunction with such address change (including, without limitation, the cost of changing Tenant's stationery and of notifying Tenant's clients and customers of Tenant's new address), not to exceed Five Thousand Dollars ($5,000.00) in the aggregate.

  SECTION 2.4. RIGHT OF FIRST REFUSAL. Provided Tenant is not then in default hereunder, Landlord hereby grants Tenant a one-time right of first refusal ("First Refusal Right") to lease: (a) the space on the first floor in Building 2 comprising approximately 12,518 rentable square feet and the space on the second floor of Building 2 comprising approximately 12,759 rentable square feet all as shown on EXHIBIT A-2 attached hereto, and (b) the space located at 330 Commerce
         -----------
comprising approximately 53,360 rentable square feet as shown on EXHIBIT A-3
                                                                 -----------
(collectively, "First Refusal Space") in accordance with and subject to the provisions of this Section 2.4 At any time following receipt by Landlord of a bona fide letter of intent proposal or other written proposal setting forth terms upon which Landlord is willing to lease all or a portion of the First Refusal Space, Landlord shall give Tenant written notice of the term rent, operating expenses and tenant improvement allowance, if any (the "Economic Terms") upon which Landlord has tentatively agreed with such third party to lease the First Refusal Space. It is understood that should Landlord have tentatively agreed to lease other space in addition to the First Refusal Space as part of a single transaction, then Landlord's notice shall so provide and all such space shall collectively be subject to the following provisions. Within five (5) business days after receipt of Landlord's notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to (i) lease all, but not less than all, of the First Refusal Space specified in Landlord's notice (the "Designated First Refusal Space") upon such Economic Terms and the same non-Economic Terms as set forth in this Lease (except as otherwise hereinafter provided); or (ii) decline to lease the Designated First Refusal Space on such Economic and non-Economic Terms. In the event that Tenant does not so respond in writing to Landlord's notice within said period, Tenant shall be deemed to have elected clause (ii) above. Should Tenant decline, or be deemed to have declined, to lease the Designated First Refusal Space as provided in the foregoing,

Landlord shall be free thereafter to lease the Designated First Refusal Space plus or minus ten percent (10%) thereof to any third party within the one hundred twenty (120) days following the notice of Economic Terms upon material terms which are substantially the same as the Economic Terms. In the event Landlord does not enter into a lease for the Designated First Right Space plus or minus ten percent (10%) thereof within such one hundred twenty (120) day period upon material terms which are substantially the same as the Economic Terms, then prior to leasing such Designated First Right Space to any third party, Landlord shall repeat the procedure of offering such space to Tenant in accordance with the provisions of this Section. Once Landlord has offered any such First Refusal Space to Tenant and then enters into a lease for such Designated First Refusal Space plus or minus ten percent (10%) thereof, within the following one hundred twenty (120) days, Tenant's rights under this Section with respect to the space so leased shall terminate. Should Tenant timely elect to lease the Designated First Refusal Space, Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within ten (10) business days. Tenant's failure to timely return the amendment shall entitle Landlord to specifically enforce Tenant's commitment to lease the Designated First Refusal Space, to lease such space to a third party, and/or to pursue any other available legal remedy. If Tenant fails to comply with any of the provisions of this paragraph, Tenant's First Refusal Right herein granted shall be thereupon extinguished. Any attempt to assign or transfer any right of interest created by this Section other than in connection with a transfer not requiring Landlord's consent pursuant to Section 9.4 hereof shall be void from its inception.

  SECTION 2.5. LANDLORD'S RESPONSIBILITIES.

     (a) Landlord shall correct, repair or replace, at Landlord's sole cost and expense and not as a Project Cost, any non-compliance of the Building(s) or the Premises (other than the Tenant Improvements) and the Common Areas with all applicable building permits and codes in effect as of the Commencement Date, including, without limitation, the provisions of Title III of the Americans With Disabilities Act ("ADA") in effect as of the Commencement Date. Landlord shall correct, repair or replace any non-compliance of the Building or the Premises (other than the Tenant Improvements) and the Common Areas with any laws enacted or effective after the Commencement Date including, without limitation, revisions or amendments to the ADA provided that the amortized cost of such repairs or replacements (amortized over the useful life thereof using a market cost of funds reasonably determined by Landlord) shall be included as Project Costs payable by Tenant. All other ADA compliance issues which pertain to the Premises, including, without limitation, those arising as a result of construction by Tenant of any alterations or other improvements in the Premises (and any resulting ADA compliance requirements in the Common Areas), the Tenant Improvements and those that arise particularly as a result of the operation of Tenant's business and employment practices in the Premises, shall be the responsibility of Tenant at its sole cost and expense. The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Section shall be made promptly following notice of non-compliance from any applicable governmental agency. Tenant shall promptly forward any such notice that Tenant receives to Landlord.

     (b) Landlord agrees to repair, at its sole cost and expense and not as an Operating Expense latent defects which arise in the structural components of the roof and Building, including floor/ceiling slabs, columns, beams, walls and the foundations and footings of the Building during the initial Lease Term. If a non-compliance with the foregoing warranty exists, Landlord shall, promptly after receipt of the written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord's sole cost and expense.

     (c) If Tenant is required to make repairs to any component of the Premises or any of its systems for which Landlord may have obtained a warranty, Landlord shall, upon request by Tenant, use its good faith efforts to pursue its rights under any such warranties for the benefit of Tenant. Landlord shall be under no obligation to incur any expense in connection with asserting rights under such warranties or guaranties against either the contractor or the manufacturer, but shall use reasonable good faith efforts to enforce such warranties and guaranties for Tenant's benefit.


                              ARTICLE III.  TERM


  SECTION 3.1. GENERAL. The Term shall be for the period shown in Item 5 of the Basic Lease Provisions. Subject to the provisions of Section 3.2 below, the Term shall commence ("Commencement Date") on the earlier of (a) the date upon which all relevant governmental authorities have approved the Tenant Improvements in accordance with applicable building codes, as evidenced by written approval thereof in accordance with the building permits issued for the Tenant Improvements or issuance of a temporary or final certificate of occupancy for the Premises and Tenant is provided with access to the entire Premises, or (b) the date Tenant commences use of the Premises for the conduct of business operations. Within fifteen (15) days after possession of the Premises is tendered to Tenant, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date ("Expiration Date") of this Lease. Tenant's failure to execute that form shall not affect the validity of Landlord's determination of those dates.

  SECTION 3.2. DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent and the Commencement Date shall not occur until Landlord delivers possession of the Premises and the

Premises are in fact available for Tenant's occupancy with any Tenant Improvements that have been approved as per Section 3.1(a) above, except that if Landlord's failure to so deliver possession on the Estimated Commencement Date is attributable to any action or inaction by Tenant (including, without limitation, any Tenant Delay described in the Work Letter attached to this Lease), then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Tenant, and Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the date Landlord would have been able to deliver the Premises to Tenant but for Tenant's delay(s). If for any reason other than "Tenant Delays" (as defined in the Work Letter) or other matters beyond Landlord's reasonable control, the Commencement Date has not occurred by the date that is ninety (90) days following the Estimated Commencement Date, then Tenant may, by written notice to Landlord given at any time thereafter but prior to the actual occurrence of the Commencement Date, elect to terminate this Lease. Notwithstanding the foregoing, if at any time during the construction period, Landlord reasonably believes that the Commencement Date will not occur on or before ninety (90) days following the Estimated Commencement Date, Landlord shall notify Tenant in writing of such fact and of a new outside date on or before which the Commencement Date will occur, and Tenant must elect within ten (10) days of receipt of such notice to either terminate this Lease or waive its right to terminate this Lease provided the Commencement Date occurs on or prior to the new outside date established by Landlord in such notice to Tenant. Tenant's failure to elect to terminate this Lease within such ten (10) day period shall be deemed Tenant's waiver of its right to terminate this Lease as provided in this paragraph as to the previous outside date, but not as to the new outside date established by said notice.

  SECTION 3.3. RIGHT TO EXTEND THIS LEASE.

     (a) Provided that Tenant is not in default under any provision of this Lease beyond the applicable cure period, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease (other than in a transaction not requiring Landlord's consent pursuant to Section 9.4 hereof), Tenant may extend the Term of this Lease for one (1) period of sixty (60) months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than nine (9) months or more than twelve (12) months prior to the expiration date of the Term, Tenant's irrevocable written notice of its commitment to extend (the "Commitment Notice"). The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.

          If Landlord and Tenant have not by then been able to agree upon the Basic Rent for the extension of the Term, then within one hundred twenty (120) and ninety (90) days prior to the expiration date of the Term, Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental rate for a 60-month renewal of comparable space in the Project, including any subsequent phases of Irvine Technology Center (together with any increases thereof during the extension period) as of the commencement of the extension period ("Landlord's Determination"). Should Tenant disagree with the Landlord's Determination, then Tenant shall, not later than twenty (20) days thereafter, notify Landlord in writing of Tenant's determination of those rental terms ("Tenant's Determination"). Within ten (10) days following delivery of the Tenant's Determination, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within ten (10) days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair market rental. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental for the Premises. Any appraiser designated hereunder shall have an MAI certification with not less than five (5) years experience in the valuation of commercial industrial buildings in Orange County, California.

          Within thirty (30) days following the selection of the appraiser and such appraiser's receipt of the Landlord's Determination and the Tenant's Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects the fair market rental rate for the 60-month renewal of the Lease for the Premises, as reasonably extrapolated to the commencement of the extension period. Accordingly, either the Landlord's Determination or the Tenant's Determination shall be selected by the appraiser as the fair market rental rate for the extension period. In making such determination, the appraiser shall consider rental comparables for the Project, including any subsequent phases of Irvine Technology Center (provided that if there are an insufficient number of comparables within the Project, the appraiser shall consider rental comparables for similarly improved space within the vicinity of the Project with appropriate adjustment for location and quality of project), but the appraiser shall not attribute any factor for brokerage commissions in making its determination of the fair market rental rate, but shall consider then current market tenant improvement allowances for lease renewals of comparable term and size. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser.

     (b) Notwithstanding the foregoing, at any time during the period between fifteen (15) and twelve (12) months prior to expiration of the Term (but prior to the delivery of a Commitment Notice), Tenant may request from Landlord a rental quote upon which Landlord is willing to lease the Premises for the extension term to Tenant (an "Extension Term Rental Offer"). Tenant shall have the right for a period of ten (10) business days after receipt of the Extension Term Rental Offer to accept that offer by written notice to Landlord which notice would constitute Tenant's exercise of its right to extend the Term upon the terms and conditions of this Lease but at the rental rate set forth in the Extension Term Rental Offer. If Tenant elects to deliver a Commitment Notice prior to requesting an Extension Term Rental Offer, fails to request an Extension Term Rental Offer or fails to accept the Extension Term Rental Offer within ten (10) business days after receipt thereof, Tenant shall have no further rights under this subparagraph and provisions of subparagraph (a) of this Section shall govern the determination of fair market rental for the extension Term if Tenant elects to extend the Term in accordance with the provisions of this Section.

     (c) In the event Tenant elects to extend this Lease pursuant to either subparagraph (a) or (b), within twenty (20) days after the determination of the rent applicable to such extension, Landlord shall prepare an appropriate amendment to this Lease for the extension period, and Tenant shall execute and return same to Landlord within twenty (20) days. Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

          If Tenant fails to timely comply with any of the provisions of this Section, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Any attempt to assign or transfer any right or interest created by this Section shall be void from its inception other than in connection with a transaction not requiring Landlord's consent pursuant to Section 9.4 hereof. Tenant shall have no other right to extend the Term beyond the single sixty (60) month extension period created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section.


                   ARTICLE IV.  RENT AND OPERATING EXPENSES


  SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent first due hereunder.

  SECTION 4.2. OPERATING EXPENSES.

     (a) Tenant shall pay to Landlord, as additional rent, Tenant's Share of "Operating Expenses", as defined below, incurred by Landlord in the operation of the Buildings and Project. The term "Tenant's Share" means that portion of an Operating Expense determined by multiplying the cost of such item by a fraction, the numerator of which is the floor area of the Premises and the denominator of which is the total square footage of the floor area, as of the date on which the computation is made, to be charged with such Operating Expense as equitably allocated by Landlord.

     (b) Commencing prior to the start of the first full "Expense Recovery Period" (as defined below) of the Lease, and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant's Share of Operating Expenses for the Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate. For purposes hereof, "Expense Recovery Period" shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30.

     (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments, if any, to the actual Tenant's Share as shown by the annual statement. Any delay or failure by Landlord in delivering any statement hereunder shall not constitute a waiver of Landlord's right to require Tenant to pay Tenant's Share of Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. Should Tenant fail to object in writing to Landlord's determination of actual Operating Expenses within one hundred eighty (180) days following delivery of Landlord's expense statement, Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties and any future claims to the contrary shall be barred.

     (d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Operating Expenses for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant.

     (e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then the estimate of Tenant's Share of Operating Expenses shall be increased for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to Tenant's Share of the increase.
Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant's Share thereof and the month for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

     (f) The term "Operating Expenses" shall mean and include all "Project Costs" (as hereafter defined) and "Property Taxes" (as hereafter defined).

     (g) The term "Project Costs" shall include all expenses of operation and maintenance of the Buildings and the Project, together with all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums or reasonable premium equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; janitorial services to any interior Common Areas; air conditioning; supplies; materials; equipment; tools; the cost of any environmental, insurance, tax or other consultant utilized by Landlord in connection with the Buildings and/or Project; establishment of reasonable reserves for replacements and/or repair of the Buildings and/or Common Area improvements, equipment and supplies; costs incurred in connection with compliance of any laws or changes in laws applicable to the Buildings or the Project (except for changes in laws that pertain particularly to Tenant's use of the Premises and/or to the interior of the Premises only which shall be the sole responsibility of Tenant at its cost) as provided in Section 2.5; the cost of any capital repairs or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments calculated at a market cost of funds, all as determined by Landlord, for each such year of useful life during the Term; costs associated with the procurement and maintenance of an air conditioning, heating and ventilation service agreement, and procurement and maintenance of an intrabuilding network cable service agreement for any intrabuilding network cable telecommunications lines within the Project, and any other installation, maintenance, repair and replacement costs associated with such lines; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Buildings and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2; and a reasonable overhead/management fee for the professional operation of the Project. It is understood that Project Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord.

     (h)  The term "Property Taxes" as used herein shall include the following:
(i) all real estate taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Buildings and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Buildings and/or the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including, without limitation, arising out of any Community Facilities Districts, "Mello Roos" districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (v) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings.

     (i) Notwithstanding the provisions of this Section 4.2 to the contrary, Operating Expenses shall not include any of the following:

          (1) Commissions, attorneys' fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Project, and similar costs incurred in connection with disputes with and/or enforcement of any lease with tenants, other occupants, or prospective tenants or other occupants of the Project;

          (2) "Tenant allowances", "tenant concessions", work letter payments, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Project, or vacant, leasable space in the Project, including space planning/interior design fees for same;

          (3)  Depreciation and other "non-cash" expense items;

          (4) Except as specifically authorized in this Lease, costs of a capital nature, including, but not limited to, capital additions, capital improvements, capital alterations, capital replacements, capital equipment and capital tools, and/or capital redesign;

          (5) Services, items and benefits for which Tenant or any other tenant or occupant of the Project specifically reimburses Landlord or for which Tenant or any other tenant or occupant of the Project pays third persons;

          (6) Costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord of this Lease or of the leases of other tenants in the Project, that would not have been incurred but for such violation.

          (7) Penalties for late payment of any Operating Expenses by Landlord, including, without limitation, with respect to Property Taxes, equipment leases, etc.;

          (8) Payments in respect of overhead and/or profit to any subsidiary or affiliate of Landlord, as a result of a non-competitive selection process for services (other than the management fee) on or to the Project, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies or materials exceed the costs that would have been paid if the services, goods, supplies or materials had been provided by parties unaffiliated with Landlord, of similar skill, competence and experience, on a competitive basis;

          (9) Payments of principal, finance charges or interest on debt or amortization on any deed of trust or other debt encumbering the Project, and rental payments (or increases in same) under any ground or underlying lease or leases encumbering the Project (except to the extent the same may be made to pay or reimburse, or may be measured by Property Taxes);

          (10) Except for a management fee which is reasonable and commercially competitive for similar projects in the area, costs of Landlord's general overhead and general administrative expenses (individual, partnership or corporate, as the case may be) and wages, salaries and other compensation and benefits (as well as adjustments thereto) for all employees and personnel of Landlord above the level of manager for the Project, which costs would not be chargeable to Operating Expenses in accordance with generally accepted accounting principles, consistently applied;

          (11) Rentals and other related expenses, if any, incurred in leasing air conditioning systems or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Project and equipment which is leased on a temporary basis in emergency situations;

          (12) Advertising and promotional expenses;

          (13) Costs or expenses for the acquisition of sculpture, paintings or other works of art, but not the reasonable expenses of maintaining, repairing and insuring same;

          (14) Costs for which Landlord is compensated through or reimbursed by insurance;

          (15) Contributions to political or charitable organizations;

          (16) Costs incurred in removing the property of former tenants and/or other occupants of the Project;

          (17) The costs of any "tap fees" or one-time lump sum sewer, water or other utility connection fees for the Project; and

          (18) "In house" legal and/or accounting fees.

          (19) Any costs for the fulfillment of obligations which are specifically allocated to Landlord pursuant to the provisions of this Lease;

          (20) Except as set forth in Section 5.3 hereof, any costs related to remediation, cleanup, removal, disposal, neutralization or other treatment of Hazardous Materials.

          (21) Costs recovered by Landlord to the extent such cost recovery allows Landlord to recover from tenants of the Building or Project more than 100% of Operating Expenses on account of any Expense Recovery Period.

  SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease (the "Security Deposit"). Subject to the last sentence of this Section, the Security Deposit shall be understood and agreed to be the property of Landlord upon Landlord's receipt thereof, and may be utilized by Landlord in its discretion towards the payment of all prepaid expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease, including, without limitation, brokerage commissions and Tenant Improvement costs. Upon any default by Tenant after expiration of the applicable cure period, including specifically Tenant's failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below, whether or not Landlord is informed of or has knowledge of the default, the Security Deposit shall be deemed to be automatically and immediately applied, without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the default, as a setoff for full or partial compensation for that default. If any portion of the Security Deposit is applied after a default by Tenant, Tenant shall within fifteen (15) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs its obligations under this Lease, the Security Deposit shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) after the expiration of the Term, provided that Landlord may retain the Security Deposit to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full. The obligation of Landlord to return the unapplied balance of the Security Deposit to Tenant in accordance with the terms of this Lease shall be personal to Landlord and shall survive as an obligation of Landlord notwithstanding any transfer of Landlord's interest in this Lease unless and until such time as Landlord has complied with the provisions of Section 1950.7 of the California Civil Code or any successor statute thereto.


                               ARTICLE V.  USES


  SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions (subject to the provisions of Section 2.5) and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy.
Tenant, at its expense, shall procure, maintain and make available for Landlord's inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant's permitted use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably interfere with the rights of other occupants of the Buildings or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not perform any work or conduct any business whatsoever in the Project other than inside the Premises. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Buildings, the Project and/or their contents (unless Tenant pays any such increase in cost), and shall comply with all applicable insurance underwriters rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including, without limitation, all federal and state occupational health and safety requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall comply at its expense with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Buildings and/or Project, and any reasonable amendments or modifications thereto, including, without limitation, the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or expense resulting from Tenant's noncompliance.

  SECTION 5.2. SIGNS. Provided Tenant continues to occupy the entire Premises, Tenant shall have the exclusive right to two (2) exterior Building top signs on Building 1, and the nonexclusive right to one (1) exterior eye-brow sign on Building 2. In the event that Tenant, at any time during the Term, shall lease and occupy fifty percent (50%) or more of the floor area of Building 2, Tenant shall have the right to install one (1) non-exclusive building top sign in lieu of and not in addition to the exterior eye brow sign on Building 2, provided building top signage space is then available on Building 2. Except as provided in the foregoing or as otherwise approved in writing by Landlord, in its sole discretion, Tenant shall have no right to maintain identification signs in any location in, on or about the Premises, the Buildings or the Project and shall not place or erect any signs, displays or other advertising materials that are visible from the exterior of the Buildings. The text of Tenant's signs may include one or more of the following names or any combination thereof, provided such entity is in fact conducting its business within the Premises:
AnyLoan.com; 1800 AnyLoan.com; New Century; Prime West Funding; Western Capital Mortgage; New Century Mortgage; New Century Mortgage Corporation. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written approval prior to installation (which approval may be withheld in Landlord's discretion), all covenants, conditions or restrictions encumbering the Premises, Landlord's signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located ("Signage Criteria"), and any applicable municipal or other governmental permits and approvals. Tenant acknowledges having received and reviewed a copy of the current Signage Criteria for the Project. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof. If Tenant fails to maintain its sign, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's expense.

  SECTION 5.3. HAZARDOUS MATERIALS.

     (a)  For purposes of this Lease, the term "Hazardous Materials" includes
(i) any "hazardous materials" as defined in Section 25501(n) of the California Health and Safety Code, (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory, and (iii) any substance or matter which is in excess of permitted levels set forth in any federal, California or local law or regulation pertaining to any hazardous or toxic substance, material or waste.

     (b) Tenant shall not cause or knowingly permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including, without limitation, the soil and groundwater thereunder) without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain
                            -------- -------
such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section
5.3 shall apply with respect to Tenant's storage, use and disposal of all such products. Landlord may, in its sole discretion, place such conditions as Landlord deems appropriate with respect to any such Hazardous Materials, and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any reasonable costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand if Tenant is in violation of its obligations under this Section.

     (c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of Exhibit B attached hereto.
                                                   ---------
The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's use, handling, storage, release and/or disposal of Hazardous Materials.

     (d) Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all relevant facilities, records and personnel after reasonable prior notice under the circumstances except in the event of an emergency when no advance notice shall be required. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant's obligations under this Section 5.3 at Tenant's expense, including, without limitation, the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

     (e) If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or knowingly permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action.

To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and the Project and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including, without limitation, attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Buildings and the Project and any other real or personal property owned by Landlord caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees or invitees, specifically including, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Buildings and the Project and any other real or personal property owned by Landlord, and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease. If Landlord at any time discovers that Tenant or its agents, employees, contractors, licensees or invitees may have caused or knowingly permitted the release of a Hazardous Material on, under, from or about the Premises or the Project or any other real or personal property owned by Landlord, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises or the Project or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord's approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this subsection (e) shall expressly survive the expiration or sooner termination of this Lease.

     (f) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit
                                                                         -------
C attached hereto.  Tenant shall have no liability or responsibility with
-
respect to the Hazardous Materials facts described in Exhibit C, nor with
                                                      ---------
respect to any Hazardous Materials which Tenant proves were not caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees or invitees. Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant's attention.


                      ARTICLE VI.  COMMON AREAS; SERVICES


  SECTION 6.1. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such amount to Landlord, as an item of additional rent, within fifteen (15) days after receipt of Landlord's statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Building Costs in which event Tenant shall pay Tenant's proportionate share of such costs in the manner set forth in Section 4.2. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord. Notwithstanding the foregoing, if as a result of the actions of Landlord, its agents, contractors or employees or the inactions of Landlord if Landlord is required to act under this Lease, for more than three (3) consecutive business days following written notice to Landlord there is no HVAC service or electricity service to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant, then Tenant's obligation to pay Basic Rent and Operating Expenses (or an equitable portion of such Basic Rent and Operating Expenses to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again useable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant's purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Basic Rent or Operating Expenses. Any disputes concerning the foregoing shall be resolved by JAMS arbitration pursuant to Section 22.7 of this Lease. The foregoing provisions shall not apply in case of damage to, or destruction of, the Premises, which shall be governed by the provisions of Article XI of the Lease.

  SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate, maintain and repair all Common Areas within the Buildings and the Project. The term "Common Areas" shall mean all areas within the exterior boundaries of the Buildings and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including, without limitation, parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms and roof access entries, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

Building hours shall be Monday through Friday 7:00 a.m. to 6:00 p.m., and Saturday 9:00 a.m. to 1:00 p.m., President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, New Year's Day and Sundays excluded. Landlord may install access control systems as it deems advisable for the Building. The reasonable cost of maintaining and repairing any such access control systems (but not the cost of installation of, or any "capital" cost of replacing, said systems) shall be included in Project Costs under Section 4.2.

  SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all reasonable and non-discriminatory rules and regulations as are prescribed from time to time by Landlord. Landlord shall operate and maintain the Common Areas in compliance with applicable law, consistent with the operation of comparable projects in the area in which the Project is located and otherwise in the manner Landlord may determine to be appropriate. All costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Project Costs unless any particular cost incurred can be charged to a specific tenant of the Project. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord, without liability to Landlord; provided, however, that Landlord shall use commercially reasonable efforts to avoid unreasonable interference with Tenant's access to or use of the Premises in connection with such activities.

  SECTION 6.4. PARKING. Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 14 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no overnight parking of any vehicles of any kind for periods longer than 48 hours unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable and non-discriminatory rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable; provided, however, that Landlord shall use commercially reasonable efforts to avoid unreasonable interference with Tenant's access to or use of the Premises in connection with such activities. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Buildings or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for 24-hour periods, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including, without limitation, damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas. Landlord agrees that it shall not grant reserved parking in the areas designated on Exhibit Y-1 during the initial Term of this Lease.
   -----------

     During the initial 60-month Term of this Lease, within fifteen (15) business days following the written request of Tenant, Landlord shall propose the location and economic terms for Tenant to license additional vehicle parking spaces in addition to the vehicle spaces set forth in Item 14 of the Basic Lease Provisions. The location of said additional spaces shall be subject to availability in Landlord's sole and absolute discretion, and the terms for the license of such additional parking shall include a monthly use parking charge and repair and maintenance charges, and may include site preparation and/or demolition charges. The license of such additional parking shall be extended to Tenant on a month-to-month basis, shall be non-exclusive and unassigned unless otherwise designated by Landlord, and shall be otherwise subject to the terms and conditions of Section 6.4 above. If Tenant accepts Landlord's proposal for the license of such additional parking within ten (10) days following receipt of said proposal from Landlord, Landlord shall prepare a license agreement, in form reasonably acceptable to Tenant for execution by Landlord and Tenant, confirming the license of said additional spaces at the location and on the terms proposed to and accepted by Tenant.

  SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Buildings or the Project, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the various buildings, parking areas, and other Common Areas, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises or the parking areas.


                    ARTICLE VII.  MAINTAINING THE PREMISES


  SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. Tenant at its sole expense shall make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, and, subject to the provisions of Article XI, damage from casualty, including, without limitation, all glass, windows, doors, door closures, hardware, fixtures, fire extinguisher equipment and other equipment. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall, at Landlord's request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord (which approval shall not be unreasonably withheld) and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, Landlord may elect to make any such repair on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord for all costs incurred upon submission of an invoice.

  SECTION 7.2. LANDLORD'S MAINTENANCE AND REPAIR.  Subject to Section 7.1 and
Article XI, Landlord shall provide service, maintenance and repair with respect to the structural components of the Buildings and the roof, foundations, and footings of the Buildings, all landscaping, walkways, parking areas, Common Areas, exterior lighting, the air conditioning, ventilating or heating equipment and the electrical, mechanical and plumbing systems, servicing the Premises, and the exterior surfaces of the exterior walls of the Buildings, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required by law, subject to the provisions of Section 2.5, or as required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings, structural, electrical or mechanical systems unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. All costs of any maintenance and repairs on the part of Landlord provided hereunder shall be considered part of Project Costs.

  SECTION 7.3. ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to any alterations, additions or improvements to the Premises which cost less than One Dollar ($1.00) per square foot of the improved portions of the Premises (excluding warehouse square footage) and do not (i) affect the exterior of the Buildings or outside areas (or be visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the Buildings, including, but not limited to, the roof, or (iii) require any change to the basic floor plan of the Premises, any change to any structural or mechanical systems of the Premises, or any governmental permit as a prerequisite to the construction thereof, or (iv) interfere in any manner with the proper functioning of or Landlord's access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Buildings, or (v) diminish the value of the Premises. In addition, Tenant shall gave the right to make alterations, additions or improvements to the Premises, without having to obtain Landlord's consent which: (x) do not fall within the conditions identified in subparagraphs (i) through (v) above; and (y) cost less than Fifty Cents ($.50) per rentable square foot of the Premises determined annually (but without carryover or compounding); provided that Tenant shall give Landlord written notice of such changes which notice shall include a reasonably detailed description thereof. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including, but not limited to, a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances, all covenants, conditions and restrictions affecting the Project, and the Rules and Regulations (hereafter defined). Tenant understands and agrees that Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of the cost of any work which requires a government permit. If any governmental entity requires, as a condition to any proposed alterations, additions or improvements to the Premises by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas, then Tenant shall, at Tenant's sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors (including, if required by Landlord, Landlord's contractors) as Landlord may require in its sole discretion. Under no circumstances shall Tenant make any improvement which incorporates any Hazardous Materials, including, without limitation, asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term. Landlord shall have the right to require Tenant to remove: (a) any of the components of the initial Tenant Improvements, but only if Landlord notifies Tenant that such removal will be required at the time of Landlord's approval of the Preliminary Plan, and (b) any subsequent alterations, additions or improvements whether or not Landlord's consent was required unless Landlord's written consent was obtained and at the time of providing its consent, Landlord notified Tenant in writing that Tenant would not have to remove such items upon the expiration or earlier termination of the Lease Term. When reviewing any plans for alterations, additions or improvements submitted for its approval, Landlord shall notify Tenant in writing whether Landlord shall require Tenant to remove any or all of such improvements upon expiration or earlier termination of this Lease. Tenant shall have the right upon expiration or earlier termination of this Lease to remove any and all phone systems, furniture, fixtures and other personal property at Tenant's sole cost and expense provided that Tenant shall repair any damage caused by such removal. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises for Tenant, Landlord shall be entitled to prompt reimbursement from Tenant for all costs incurred.

  SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's attorneys' fees, and any consequential or other damages incurred by Landlord arising out of such lien, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than ten (10) business days prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of non-responsibility on the Premises.

  SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon written or oral notice (except in emergencies, when no notice shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall exercise its rights under this Section reasonably and so as to minimize interference with Tenant's business operations within the Premises. Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord, in accordance with the terms of this Section, shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.


           ARTICLE VIII.  TAXES AND ASSESSMENTS ON TENANT'S PROPERTY


  Tenant shall be liable for and shall pay prior to delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, against all improvements to the Premises made by Landlord or Tenant which are above Landlord's Project standard in quality and/or quantity for comparable space within the Project determined by reference to the amount of Landlord's Contribution to the Tenant Improvements completed pursuant to the Work Letter ("Above Standard Improvements"), and against any alterations, additions or like improvements made to the Premises by or on behalf of Tenant. When possible Tenant shall cause its personal property, any Above Standard Improvements and alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant's personal property, Above Standard Improvements and/or alterations are levied against Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property, Above Standard Improvements and/or alterations of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant's Above Standard Improvements, alterations and personal property, Landlord's reasonable determination shall be conclusive.

                    ARTICLE IX.  ASSIGNMENT AND SUBLETTING


     SECTION 9.1. RIGHTS OF PARTIES.

          (a) Except as specifically authorized by Section 9.4 hereof, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1(b). Except as specifically authorized by Section 9.4 hereof, no assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, any such assignment or subletting or attempted assignment or subletting shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (the "Bankruptcy Code"), including Section
                   -- ---
365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

          (b) If Tenant desires to transfer an interest in this Lease other than pursuant to Section 9.4 hereof, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment, including a copy of the proposed assignment or sublease form; (iv) a completed Environmental Questionnaire from the proposed assignee or subtenant; and (v) any other information reasonably requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (c) of this Section, Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord's commitment to other tenants of the Building and Project; (2) the proposed assignee or subtenant has not been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of the proposed assignee's or subtenant's actions or use of the property in question and is not subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material and such proposed transferee is requesting Landlord's consent to use Hazardous Materials at the Premises; (3) at Landlord's election, insurance requirements shall be brought into conformity with Landlord's then current leasing practice as contemplated by Exhibit D; (4) any proposed
                                            ---------
subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety
(90) days of the request for Landlord's consent, statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord's consent, and/or a certification signed by the proposed subtenant or assignee that it has not been evicted or been in arrears in rent at any other leased premises for the 3-year period preceding the request for Landlord's consent; (5) any proposed subtenant or assignee demonstrates to Landlord's reasonable satisfaction a record of successful experience in business; (6) the proposed assignee or subtenant is not an existing tenant of the Buildings or Project or a prospect with whom Landlord is negotiating in writing to become a tenant at the Buildings or Project; and (7) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord unless Tenant assumes the obligation to pay the cost thereof. If Tenant has any exterior sign rights under this Lease, such rights are personal to Tenant and may not be assigned or transferred other than a transferee pursuant to Section
9.4 hereof (but the signs of any such transferees shall be subject to Landlord's review in accordance with Section 5.2 hereof) to any assignee of this Lease or subtenant of the Premises without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion.

               If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within fifteen (15) business days following receipt of Tenant's written request, the information set forth above, and the fee set forth below.

          (c) Notwithstanding the provisions of Subsection (b) above, in lieu of consenting to a proposed assignment or subletting, Landlord may elect to terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have become effective. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including, without limitation, the proposed transferee of Tenant.

          (d) Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or subtenant attributable to this Lease, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent reasonably allocable to such portion, plus (ii) Tenant's direct out-of-pocket costs which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or subtenant of a nature commonly provided by landlords of similar space, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord's option, by Tenant. At Landlord's request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this subsection.

          (e) Tenant shall pay to Landlord a fee of Five Hundred Dollars ($500.00) if and when any transfer hereunder is requested by Tenant. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed assignee/sublessee, and Landlord shall not be obligated to commence such review and evaluation unless and until such fee is paid.

     SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease arising from and after the date of any such transfer. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

     SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:

          (a) Each and every provision contained in this Lease (other than with respect to the payment of rent hereunder) is incorporated by reference into and made a part of such sublease, with "Landlord" hereunder meaning the sublandlord therein and "Tenant" hereunder meaning the subtenant therein.

          (b) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant's obligations under this Lease which continues beyond the applicable cure period, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

          (c) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including, without limitation, those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

     SECTION 9.4. CERTAIN TRANSFERS. The sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business) or, if Tenant is a privately held corporation, an unincorporated association, or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, or partnership in the aggregate of fifty percent (50%) shall be deemed an assignment within the meaning and provisions of this Article. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without obtaining Landlord's consent, (a) to assign this Lease or sublet all or any part of the Premises to a parent, subsidiary or affiliate of Tenant; (b) to assign this Lease or sublet all or any part of the Premises to any entity which controls, is controlled by or under common control with Tenant; (c) to assign this Lease or sublet all or any part of the Premises to an entity into which Tenant is merged or by which it has been acquired; or
(d) to assign or sublet all or a portion of this Lease to an entity which acquires all or substantially all of Tenant's business (all of the foregoing, for purposes of this Lease, being defined as a "Affiliate") so long as (i) the net worth of the successor entity after such merger, assignment or transfer is equal to or greater than the net worth of Tenant immediately prior to the date of such merger, assignment or transfer; (ii) Tenant shall provide to Landlord, prior to (or as soon as legally permissible if disclosure of any such transaction is restricted by securities or other law) such merger, assignment or transfer, written notice thereof and such assignment documentation and other information as Landlord may reasonably request in connection therewith, and
(iii) all of the terms and requirements of Section 9.2 and 9.3 (with respect to

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

subleases) shall apply to such sublease, assignment, merger or transfer. For purposes of this Section, the term "control" shall mean an equity or ownership interest of fifty percent (50%) or more or the ability whether by ownership of shares or other equity interest, by agreement or otherwise, to elect a majority of the directors in the case of a corporation, or if not a corporation, to make management decisions on behalf of the entity.


                      ARTICLE X.  INSURANCE AND INDEMNITY


     SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D.
                                                                ---------
Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

     SECTION 10.2. LANDLORD'S INSURANCE. Landlord may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion:
"all risk" property insurance, subject to standard exclusions, covering the Buildings or Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including Tenant Improvements made by Landlord, and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on Tenant's property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. Tenant shall not be required to carry insurance of any kind on Landlord's property subject to its obligation to pay as an Operating Expense, Tenant's Share of insurance carried by Landlord as provided in this Lease. All proceeds of insurance maintained by Landlord upon the Buildings and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord's option, Landlord may self-insure all or any portion of the risks for which Landlord elects to provide insurance hereunder.

     SECTION 10.3.  JOINT INDEMNITY.

          (a) To the fullest extent permitted by law and subject to the provisions of Section 10.5, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, or from any negligence or willful misconduct of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. In cases of alleged negligence asserted by third parties against Landlord which arise out of, are occasioned by, or in any way attributable to Tenant's, its agents, employees, contractors, licensees or invitees use and occupancy of the Premises, or from the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees on Tenant's part to be performed under this Lease, or from any negligence or willful misconduct of Tenant, its agents, employees, licensees or invitees, Tenant shall accept any tender of defense for Landlord and shall, notwithstanding any allegation of negligence or willful misconduct on the part of the Landlord, defend Landlord and protect and hold Landlord harmless and pay all costs, expenses and attorneys' fees incurred in connection with such litigation, provided that Tenant shall not be liable for any such injury or damage, and Landlord shall reimburse Tenant for the reasonable attorney's fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord. If the attorney retained by Tenant or its insurer to defend Landlord and Tenant reasonably determines he or she is legally or ethically precluded from representing both Landlord and Tenant, Tenant shall at Tenant's sole cost and expense, retain a separate attorney reasonably selected by Landlord to represent Landlord in any such suit; provided, however, that to the extent and in the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord or a default by Landlord of its obligations under this Lease, Landlord shall reimburse Tenant for the reasonable legal fees and costs of the separate attorney retained by Tenant. The provisions of this Subsection 10.3(a) shall expressly survive the expiration or sooner termination of this Lease.

          (b) To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 10.4 and 10.5 of this Lease), Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including, without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from any negligence or willful misconduct in the operation, maintenance or repair of the Common Areas, the Project and/or the Building by Landlord or its employees or authorized agents or a default by Landlord of its obligations under this Lease. In cases of alleged negligence asserted by third parties against Tenant which arise out of, are occasioned by, or in any way attributable to the maintenance or repair of the Common Areas, the Project or the Building by Landlord or its authorized agents or employees, Landlord shall accept any tender of defense for Tenant and shall, notwithstanding any allegation of negligence or willful misconduct on the part of Tenant, defend Tenant and protect and hold Tenant harmless and pay all cost, expense and attorneys' fees incurred in connection with such litigation, provided that Landlord shall not be liable for any such injury or damage, and Tenant shall reimburse Landlord for the reasonable attorney's fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct of Tenant. If the attorney retained by Landlord or its insurer to defend Landlord and Tenant reasonably determines he or she is legally or ethically precluded from representing both Landlord and Tenant Landlord shall at Landlord's sole cost and expense, retain a separate attorney reasonably selected by Tenant to represent Tenant in any such suit; provided, however, that to the extent and the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct or Tenant, Tenant shall reimburse Landlord for the reasonable legal fees and costs of the separate attorney retained by Landlord. The provisions of this Subsection 10.3(b) shall expressly survive the expiration or sooner termination of this Lease.

     SECTION 10.4. LANDLORD'S NON-LIABILITY. Subject to the express indemnity obligations of Section 10.3 (b) of this Lease, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord for loss of or damage to any property, or any injury to any person, or any other loss, cost, damage, injury or liability whatsoever resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Building or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Project. Notwithstanding any provision of this Lease to the contrary, and regardless of the negligence or willful misconduct of Landlord or its employees, or authorized agents or a default by Landlord of its obligations under this Lease, Landlord shall in no event be liable to Tenant, its employees, agents or invitees and Tenant hereby waives all claims against Landlord, for loss or interruption of Tenant's business or income (including, without limitation, any consequential damages and lost profit or opportunity costs), or for any loss, cost, damage, injury or liability resulting from Acts of God (except with respect to restoration obligations pursuant to Article XI below), acts of civil disobedience or insurrection, acts or omissions (criminal or otherwise) of any third parties, including, without limitation, any other tenants within the Project or their agents, employees, contractors, guests or invitees. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Except as provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business (including, without limitation, consequential damages and lost profit or opportunity costs) arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.

     SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is insurable against under an "all risk" property insurance policy; provided however, that the foregoing waiver shall not apply to the extent of Tenant's obligation to pay Tenant's Share of deductibles under policies maintained by Landlord as contemplated by this Lease. By this waiver it is the intent of the parties that except as set forth in the immediately preceding sentence, neither Landlord nor Tenant shall be liable to the other party or any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insurable under an "all-risk" property insurance policy, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees.


                      ARTICLE XI. DAMAGE OR DESTRUCTION


     SECTION 11.1.  RESTORATION.

          (a) If either of the Buildings of which the Premises are a part is damaged, Landlord shall repair that damage as soon as reasonably possible, at its expense, unless: (i) Landlord reasonably determines that the cost of repair is not covered by Landlord's fire and extended coverage insurance plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for Tenant's Share); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including, without limitation, Hazardous Materials, earthquake faults, and other similar dangers) within two hundred seventy (270) days after the date of the damage; (iii) an event of default by Tenant has occurred and is continuing at the time of such damage; or (iv) the damage occurs during the final twelve (12) months of the Term unless Tenant then has the right to extend the Term of this Lease and does so in accordance with the provisions of Section 3.3 hereof. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within forty-five (45) days after the damage occurs and this Lease shall terminate as of the date of that notice as to the Building which was damaged; provided, however that if the remaining Premises after such termination is less than an entire Building, Tenant shall have the right to cause the Lease to be terminated as to the remainder of the Premises by giving Landlord written notice within thirty (30) days after receipt of Landlord's notice.

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

          (b) Unless Landlord elects to terminate this Lease in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Term; provided that so long as Tenant is not in default under this Lease after expiration of the applicable cure period, (i) if the damage is so extensive that Landlord reasonably determines that the Premises cannot, with reasonable diligence, be repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, earthquake faults, and other similar dangers) so as to allow Tenant's substantial use and enjoyment of the Premises within two hundred seventy (270) days after the date of damage, or (ii) the damage occurs during the final twelve (12) months of the Lease Term, then Tenant may elect to terminate this Lease by written notice to Landlord within the thirty days after receipt of Landlord's notice pursuant to subsection (a) as to the Building which was damaged. In the event Tenant elects not to terminate the Lease and the repairs are commenced but not completed within two hundred seventy (270) days after the date of the damage, (the "Restoration Window"), Tenant may by written notice to Landlord, terminate this Lease within fifteen
(15) days after the end of the Restoration Window. Notwithstanding the foregoing, if at any time during the repair period, Landlord reasonably believes that the restoration will not be completed prior to the end of the Restoration Window, Landlord shall notify Tenant in writing of such fact and of a new outside date on or before which the Premises shall be restored, and Tenant must elect within ten (10) business days of receipt of such notice to either terminate this Lease or waive its right to terminate this Lease provided the Premises is restored on or prior to the new outside date established by Landlord in such notice to Tenant. Tenant's failure to elect to terminate this Lease within such ten (10) business day period shall be deemed Tenant's waiver of its right to terminate this Lease as provided in this paragraph as to the previous outside date, but not as to the new outside date established by said notice.

          (c) Commencing on the date of any damage to the Buildings, and ending on the sooner of the date the damage is repaired and the Premises is tendered to Tenant in the same condition as required on the Commencement Date or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises, but only to the extent that the business interruption insurance required to be carried by Tenant as described in Exhibit D was then in force.
                                                 ---------

          (d) In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

          (e) Tenant shall cooperate with Landlord in removing Tenant's personal property and any debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Buildings or Premises following any damage or destruction thereto, Landlord may restrict entry into the Buildings or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant's rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises, but subject to the applicability of the rental abatement provisions. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Buildings or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may require.

     SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including, without limitation, Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.


                         ARTICLE XII.  EMINENT DOMAIN


     SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises or access required for the use of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Buildings or Project, other than the Premises, is taken or sold in lieu of taking, and if such taking will materially and adversely affect Tenant's use of the Premises, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

     SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the

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

Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.

     SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide reasonable and sufficient parking to comply with this Lease, Landlord, after reasonable prior notice to Tenant, may substitute reasonably equivalent parking in a location reasonably close to the Buildings; provided that if Landlord fails to make that substitution prior to or substantially concurrently with the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.


        ARTICLE XIII.  SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS


     SECTION 13.1. SUBORDINATION. At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Buildings, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease beyond any applicable cure period, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which Tenant has subordinated this Lease pursuant to this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any reasonable instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, within fifteen (15) days after request of Landlord, execute and deliver all reasonable instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include commercially reasonable non-disturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease.

     SECTION 13.2.  ESTOPPEL CERTIFICATE.

          (a) Tenant shall, at any time upon not less than fifteen (15) business days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Buildings or Project.

          (b) Notwithstanding any other rights and remedies of Landlord, Tenant's failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one month's rental has been paid in advance.

          (c) Landlord shall, at any time upon not less than fifteen (15) business days' prior written notice from Tenant, execute, acknowledge and deliver to Tenant, in any form that Tenant may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Landlord's knowledge, there are no uncured defaults on the part of Tenant, or specifying each default if any are claimed, and (iii) setting forth all further information that Tenant may reasonably require. Landlord's statement may be relied upon by any prospective subtenant or assignee.

     SECTION 13.3.  FINANCIALS.

          (a) Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time upon Landlord's request, but not more often than once during any calendar year, a copy of Tenant's current audited financial statements, included in its most recent filing with the Securities and Exchange Commission (the "Statements").

          (b) Tenant acknowledges that Landlord is relying on the Statements previously delivered in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease, that no material adverse change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of submission of such Statements to Landlord.

                      ARTICLE XIV. DEFAULTS AND REMEDIES


     SECTION 14.1. TENANT'S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

          (a) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

          (b) Except as specifically set forth in Article IX, assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord.

          (c) The discovery by Landlord that any Statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially and adversely false.

          (d) The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII within five (5) business days after written notice from Landlord.

          (e) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

          (f) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

     SECTION 14.2.  LANDLORD'S REMEDIES.

          (a) In the event of any default by Tenant, or in the event of the abandonment of the Premises by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

               (i) Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination and subject to applicable law, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

                    (1) The worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination;

                    (2) The worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

                    (3) The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

                    (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys' fees, and any other reasonable costs; and

                    (5) At Landlord's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term "rent" as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               (ii) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

          (b) Except as required by applicable law, Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant unless and until the default is cured by Tenant, it being understood and agreed that the performance by Landlord of its obligations under this Lease are expressly conditioned upon Tenant's full and timely performance of its obligations under this Lease. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

          (c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

     SECTION 14.3.  LATE PAYMENTS.

          (a) Any rent due under this Lease that is not received by Landlord within five (5) days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in a sum equal to the greater of five percent (5%) of the amount overdue for each delinquent payment; provided, however, that such late charge shall be waived by Landlord for the first three (3) late payments only during the Term of this Lease of Base Rent and/or Operating Expenses. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

          (b) Following each second consecutive installment of rent that is not paid within five (5) business days following notice of nonpayment from Landlord, Landlord shall have the option (i) to require that beginning with the first payment of rent next due, rent shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or
(ii) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check.

     SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a default by Tenant in the payment of rent.

     SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within a reasonable time not to exceed thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

     SECTION 14.6. EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any event of default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, including, without limitation, all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the rate of ten percent (10%) per annum. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

     SECTION 14.7. WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

     SECTION 14.8. SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or its constituent partners. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Project and no action for any deficiency may be sought or obtained by Tenant.


                            ARTICLE XV. END OF TERM


     SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent for the initial two (2) months of holdover shall be one hundred fifty percent (150%) of the Basic Rent for the month immediately preceding the date of termination, and the monthly Basic Rent for the third (3rd) and each successive month of holdover shall be the greater of: (i) two hundred percent (200%) of the Basic Rent for the month immediately preceding the date of termination; or (ii) the then current Basic Rent for comparable space in the Building or Project, as the case may be. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

     SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

     SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant's personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord's option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.


                       ARTICLE XVI. PAYMENTS AND NOTICES


     All sums payable by Tenant to Landlord shall be paid, without deduction or offset (except as specifically set forth herein), in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within fifteen
(15) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions; or may be delivered by telecopy, provided that receipt thereof is telephonically confirmed. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed received on the date of delivery as shown on the receipt or the date of refusal if such delivery was not accepted. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.


                     ARTICLE XVII.  RULES AND REGULATIONS


     Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory
                         ---------
amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Buildings, Project and Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant's agents, employees, contractors, guests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.


                      ARTICLE XVIII. BROKER'S COMMISSION


     The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.


                 ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST


     In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that such obligations are assumed in writing by the transferee and any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.


                          ARTICLE XX.  INTERPRETATION


     SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

     SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

     SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

     SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

     SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

     SECTION 20.6. CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

     SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

     SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or excuse either party from the timely performance of any other obligation under this Lease within such party's reasonable control.

     SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Buildings, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

     SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

     SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including, without limitation, any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.


                     ARTICLE XXI. EXECUTION AND RECORDING


     SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

     SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

     SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

     SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

     SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

     SECTION 21.6. EXECUTED COPY. Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

     SECTION 21.7. ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.


                         ARTICLE XXII.  MISCELLANEOUS


     SECTION 22.1. NON-DISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Buildings or Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease and their respective attorneys, accountants and consultants or as may be required by law.

     SECTION 22.2. GUARANTY. As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor(s) listed in Item 7 of the Basic Lease Provisions, if any, on a form of guaranty provided by Landlord.

     SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Project, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations or materially decrease the rights of Tenant or materially and adversely affect the leasehold interest created by this Lease.

     SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Buildings whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Buildings by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage covering the Buildings is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether an event of default exists under such beneficiary's deed of trust.

     SECTION 22.5. COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

     SECTION 22.6. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Project Costs.

     SECTION 22.7.  JAMS ARBITRATION.

          (a) All claims or disputes between Landlord and Tenant arising out of, or relating to the Lease which either party is expressly authorized by a provision hereof to submit to arbitration, shall be decided by the JAMS/ENDISPUTE, or its successor, in Orange, California ("JAMS"), unless the parties mutually agree otherwise. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. Any arbitration pursuant to this Section shall be decided within thirty (30) days of submission of JAMS. The decision of the arbitrator shall be final and binding on the parties. All costs associated with arbitration shall be awarded to the prevailing party as determined by the arbitrator.

          (b) Notice of the demand for arbitration by either party to the Lease shall be filed in writing with the other party to the Lease and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to the Lease shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Lease under which such arbitration is filed if (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

          (c) The agreement herein among the parties to the Lease and any other written agreement to arbitrate referred to herein shall be specifically enforceable under prevailing law.


                           [Signatures on next page]

     SECTION 22.8. COMMUNICATIONS EQUIPMENT. At any time upon the execution by Tenant of Landlord's standard License Agreement (a copy of which is attached hereto as Exhibit F), Tenant shall have the right at its sole cost and expense,
          ---------
during the Term of this Lease, to install, maintain and operate communications equipment on the roof of the Building(s) which comprise the Premises. The operation and maintenance of any such equipment shall be subject to the terms of said License Agreement.


LANDLORD:                                 TENANT:

THE IRVINE COMPANY                        NEW CENTURY FINANCIAL CORPORATION,
                                          a Delaware corporation



By: /s/ Richard G. Sim                    By: /s/ Edward F. Gotschall
   ----------------------------               ------------------------------
    Richard G. Sim                           Name:  Edward F. Gotschall
    Executive Vice President                       -------------------------
                                             Title: C.F.O
                                                   -------------------------


By: /s/ Robert E. Williams                By: /s/ Stergios Theologides
   ----------------------------               ------------------------------
   Robert E. Williams, Jr. President          Name: Stergios Theologides
   Irvine Industrial Company,                      -------------------------
   a division of The Irvine Company           Title: Vice President
                                                    ------------------------

               [FLOOR PLAN OF - FIRST FLOOR 340 COMMERCE PREMISES]


                                   EXHIBIT A

               [FLOOR PLAN - SECOND FLOOR 340 COMMERCE PREMISES]


                                  EXHIBIT A-1

                    [FLOOR PLAN - FIRST FLOOR 350 COMMERCE]


                                  EXHIBIT A-2

                    [FLOOR PLAN - FIRST FLOOR 330 COMMERCE]


                                  EXHIBIT A-3

                                   EXHIBIT B
                                   ---------

                           IRVINE INDUSTRIAL COMPANY
                        HAZARDOUS MATERIALS SURVEY FORM

    The purpose of this form is to obtain information regarding the use of hazardous substances on Irvine Industrial Company property. Prospective tenants and contractors should answer the questions in light of their proposed operations on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing operations on the premises and should update any information previously submitted.

    If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the following address:

                       Insignia/ESG of California, Inc.
                               1 Ada,  Suite 270
                               Irvine, CA 92618

    Your cooperation in this matter is appreciated. If you have any questions, please do not hesitate to call [insert name of Property Manager] at [insert phone number] for assistance.

1.  GENERAL INFORMATION
    -------------------

    Name of Responding Company:_________________________________________________

    Check all that apply: Tenant ( ) Contractor ( ) Prospective ( ) Existing ( )

    Mailing Address:____________________________________________________________

    Contact Person & Title:_____________________________________________________

    Telephone Number: (_____) _______________

    Address of Leased Premises:_________________________________________________
    Length of Lease or Contract Term:___________________________________________

    Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations.

    ____________________________________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________

2.  STORAGE OF HAZARDOUS MATERIALS
    ------------------------------

    2.1  Will any hazardous materials be used or stored on-site?

         Wastes                            Yes (  )           No (  )
         Chemical Products                 Yes (  )           No (  )
         Biological Hazards/               Yes (  )           No (  )
         Infectious Wastes                 Yes (  )           No (  )
         Radioactive Materials             Yes (  )           No (  )

    2.2 List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).


                                    Location and Method
                                    -------------------
         Hazardous Materials           of  Storage            Quantity
         -------------------           -----------            --------

         ___________________        ________________          ________
         ___________________        ________________          ________
         ___________________        ________________          ________
         ___________________        ________________          ________
         ___________________        ________________          ________

     2.3 Is any underground storage of hazardous substances proposed or currently conducted on the premises? Yes ( ) No ( )

          If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.

     ___________________________________________________________________________
     ___________________________________________________________________________

3.   SPILLS
     ------

     3.1  During the past year, have any spills occurred on the premises?
          Yes ( ) No ( )
          If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

     3.2  Were any agencies notified in connection with such spills?
          Yes ( ) No ( )
          If so, attach copies of any spill reports or other correspondence with regulatory agencies.

     3.3 Were any clean-up actions undertaken in connection with the spills? Yes ( ) No ( )
          If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

4.   WASTE MANAGEMENT
     ----------------

     4.1 List the waste, if any, generated or to be generated at the premises, whether it is as hazardous waste, biological or radioactive hazard, its hazard class and the quantity generated on a monthly basis.

              Waste           Hazard Class        Quantity/Month

          _____________    _________________    _________________
          _____________    _________________    _________________
          _____________    _________________    _________________
          _____________    _________________    _________________

     4.2 Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.___________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     4.3 Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted at the premises? Yes ( ) No ( )

          If yes, please describe any existing or proposed treatment methods.______________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     4.4 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

5.   WASTEWATER TREATMENT/DISCHARGE
     ------------------------------

     5.1  Do you discharge industrial wastewater to:

          ___ storm drain?    ___ sewer?
          ___ surface water?  ___ no industrial discharge

     5.2  Is your industrial wastewater treated before discharge? Yes ( ) No ( )

          If yes, describe the type of treatment conducted.

     5.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

6.   AIR DISCHARGES
     --------------

     6.1 Do you have any air filtration systems or stacks that discharge into the air? Yes ( ) No ( )

     6.2 Do you operate any equipment that require air emissions permits? Yes ( ) No ( )

     6.3 Attach copies of any air discharge permits pertaining to these operations.


7.   HAZARDOUS MATERIALS DISCLOSURES
     -------------------------------

     7.1 Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? If so, state law requires that you prepare a hazardous materials management plan. Yes ( ) No ( )

     7.2 Has your company prepared a hazardous materials management plan ('business plan') pursuant to state and Orange County Fire Department requirements? Yes ( ) No ( )
          If so, attach a copy of the business plan.

     7.3 Are any of the chemicals used in your operations regulated under Proposition 65? Yes ( ) No ( )

          If so, describe the actions taken, or proposed actions to be taken, to comply with Proposition 65 requirements.

     7.4 Is your company subject to OSHA Hazard Communication Standard Requirements?
          Yes ( ) No ( )

          If so, describe the procedures followed to comply with these requirements.


8.   ENFORCEMENT ACTIONS, COMPLAINTS
     -------------------------------

     8.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees? Yes ( ) No ( )

          If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

     8.2 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations? Yes ( ) No ( )

     8.3 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns? Yes ( ) No ( )

     8.4 Has an environmental audit ever been conducted at your company's current facility? Yes ( ) No ( )

          If so, discuss the results of the audit.

     8.5 Have there been any problems or complaints from neighbors at your company's current facility? Yes ( ) No ( )


                                        ________________________________________
                                        ________________________________________


                                        By:_____________________________________

                                               Its:_____________________________
                                               Date:____________________________


                                        By:_____________________________________

                                               Its:_____________________________
                                               Date:____________________________

                                   EXHIBIT C
                                   ---------

                            LANDLORD'S DISCLOSURES

                                   SPECTRUM


     The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease.

     1.   Landlord has been informed that the El Toro Marine Corps Air Station
(MCAS) has been listed as a Federal Superfund site as a result of chemical releases occurring over many years of occupancy. Various chemicals including jet fuel, motor oil and solvents have been discharged in several areas throughout the MCAS site. A regional study conducted by the Orange County Water District has estimated that groundwaters beneath more than 2,900 acres have been impacted by Trichloroethlene (TCE), an industrial solvent. There is a potential that this substance may have migrated into the ground water underlying the Premises. The U.S. Environmental Protection Agency, the Santa Ana Region Quality Control Board, and the Orange County Health Care Agency are overseeing the investigation/cleanup of this contamination. To the Landlord's current actual knowledge, the ground water in this area is used for irrigation purposes only, and there is no practical impediment to the use or occupancy of the Premises due to the El Toro discharges.

                                   EXHIBIT D
                                   ---------

                              TENANT'S INSURANCE


     The following standards for Tenant's insurance shall be in effect at the Premises. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to those standards. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

     1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to personal injury, owned and nonowned automobile, blanket contractual, independent contractors, broad form property damage (with an exception to any pollution exclusion with respect to damage arising out of heat, smoke or fumes from a hostile fire), fire and water legal liability, products liability (if a product is sold from the Premises), liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), and severability of interest, which policy(ies) shall be written on an "occurrence" basis and for not less than the amount set forth in Item 13 of the Basic Lease Provisions, with a combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may reasonably determine from time to time; (ii) workers' compensation insurance coverage as required by law, together with employers' liability insurance; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder's all-risk insurance, in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard "all risk" form in general use in Orange County, California, insuring Tenant's alterations, improvements, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and (v) business interruption insurance in amounts satisfactory to cover one (1) year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

     2. In the event Landlord consents to Tenant's use, generation or storage of Hazardous Materials on, under or about the Premises pursuant to Section 5.3 of this Lease, Landlord shall have the continuing right to require Tenant, at Tenant's sole cost and expense (provided the same is available for purchase upon commercially reasonable terms), to purchase insurance specified and approved by Landlord, with coverage not less than Five Million Dollars ($5,000,000.00), insuring (i) any Hazardous Materials shall be removed from the Premises, (ii) the Premises shall be restored to a clean, healthy, safe and sanitary condition, and (iii) any liability of Tenant, Landlord and Landlord's officers, directors, shareholders, agents, employees and representatives, arising from such Hazardous Materials.

     3. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D containing a deductible exceeding Ten Thousand Dollars
     ---------
($10,000.00) per occurrence must be approved in writing by Landlord prior to the issuance of such policy. Tenant shall be solely responsible for the payment of all deductibles under insurance policies carried by Tenant.

     4. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to
     ---------
do business in the State of California and with a Best's rating of not less than "A- X" subject to final acceptance and approval by Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy, so long as (i) the Premises are specifically covered (by rider, endorsement or otherwise), (ii) the limits of the policy are applicable on a "per location" basis to the Premises and provide for restoration of the aggregate limits, and (iii) the policy otherwise complies with the provisions of this Exhibit D. A true and exact copy of each paid up policy
                   ---------
evidencing the insurance (appropriately authenticated by the insurer) or a certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit D and contains the required provisions,
                              ---------
shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage.

     5. Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit D shall contain the following provisions and/or clauses
                 ---------
satisfactory to Landlord: (i) a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be noncontributory with respect to any policies carried by Tenant except as to workers' compensation insurance; (ii) a provision including Landlord, the Additional Insureds identified in Item 11 of the Basic Lease Provisions, and any other parties in interest designated by Landlord as an additional insured, except as to workers' compensation insurance; (iii)with respect to the all-risk, business interruption and workers' compensation insurance, a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iv) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice.

     6. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance
                                                  ---------
required by this Exhibit D, or fails to carry insurance required by any
                 ---------
governmental authority, Landlord may, after written notice to Tenant, at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord's written demand to Tenant.

                                   EXHIBIT E
                                   ---------

                             RULES AND REGULATIONS


          This Exhibit sets forth the rules and regulations governing Tenant's use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

          1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

          2. The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the reasonable judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building.

          3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

          4. Except for usual and customary mounting or hanging of pictures, signs, white boards or other items of decoration, Tenant shall not mark, nail, paint, drill into, or in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage to wall surfaces or removal of any wall or floor covering shall be borne by Tenant.

          5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

          6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior consent of Landlord. The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

          7. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal. The foregoing provisions are not intended and shall not be construed to prevent the use of microwave ovens, vending machines, coffee makers and other food preparation appliances as are commonly used in office facilities provided all are used in accordance with the terms of the Lease and applicable law.

          8. Tenant shall not make, or permit to be made from within the Premises, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

          9. No animals shall be permitted at any time within the Premises except service animals being used by disabled persons.

          10. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

          11. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same.

          12. No equipment of any type shall be placed on the Premises which in Landlord's opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

          13. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord.

          14. No aerial antenna shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the prior written consent of Landlord. Any aerial or antenna so installed without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of the Tenant, and Tenant shall upon Landlord's demand pay a removal fee to Landlord of not less than $200.00.

          15. The entire Premises, including vestibules, entrances, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be "broken down" prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets may not be disposed of in the trash container or enclosures. The burning of trash, refuse or waste materials is prohibited.

          16. Tenant shall use at Tenant's cost a pest extermination contractor as reasonably necessary to keep the Premises free from infestation.

          17. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord. In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof.

          18. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

          Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional reasonable and nondiscriminatory rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

                                   EXHIBIT F
                                   ---------

                               LICENSE AGREEMENT



     THIS LICENSE AGREEMENT ("License") made this _____ day of _______________, 199__, by and between The Irvine Company, a Delaware corporation ("Licensor"), and _______________ ("Licensee").


                                   RECITALS
                                   --------


     Licensor is the owner of certain real property, located at ________________ ______________________________, Irvine, California (the "Building"). Licensor
and Licensee have entered into a lease (the "Lease") for space in the Building more particularly described as ______________________________. The parties desire to provide for the use by Licensee of a portion of the roof of the Building as provided below.


                             TERMS AND CONDITIONS
                             --------------------


     1.   Licensed Area:  For valuable consideration, receipt of which is hereby
          -------------
acknowledged and the covenants and conditions to be observed and performed by Licensee, Licensor hereby grants to Licensee a license and permission to enter upon the areas shown on Exhibit A of this License (the "License Area") to
                        ---------
install, operate and maintain one satellite dish ("Dish") on the roof of the Building in the location designated by Licensor together with required cabling, wires and conduits as may be required (the Dish and related conduits and cabling are referred to as the "Equipment") in order to serve Tenant in connection with its business activities conducted in Premises. Licensor reserves the right upon reasonable notice to Licensee to require either (a) the relocation of all Equipment installed by Licensee pursuant to this License; or (b) the removal of any or all of such Equipment should Licensor determine that its presence may result in damage to the Building and that Licensee has not made satisfactory arrangements to protect Licensor therefrom.

     2.   Term:  The term of this License shall be coterminous with the Lease.
          ----

     3.   Use:  Licensee shall use the License Areas only for the installation,
          ---
operation and maintenance of Equipment the height, appearance, installation and maintenance procedures for which have been approved in writing by Licensor. Licensee may have access to the License Area during normal business hours and at other times by providing Licensor with reasonable prior notice and by reimbursing Licensor for any expenses incurred by Licensor in connection therewith.

     4.   Rental.  Licensee shall pay no license fee or additional rent for the
          ------
use and occupancy of the License Area during the initial Term of the Lease.

     5.   Licensee's Operations:  During the term of this License, the Licensed
          ---------------------
Area and all Equipment placed and maintained thereon shall be used by the Licensee for the use specified and for no other use or purpose. Licensee shall not use or permit any other person to use the License Area, or any part thereof, for any improper or offensive use or to constitute a nuisance and Licensee shall at all times conform to and cause all persons using any part of the License Area to comply with all applicable laws, rules and regulations and covenants, conditions and restrictions from time to time applicable thereto and to all operations thereon.

          Licensee shall require its employees, when using the License Area, to stay within the immediate confines thereof. In addition, in the event a cable television system or other communication system is operating in the area, Licensee shall at all times during the term of the License conduct its operations so as to ensure that such systems shall not be subjected to harmful interference as a result of such operations by Licensee. Upon notification from Licensor of any such interference, Licensee agrees to immediately take the necessary steps to correct such situation, and Licensee's failure to do so shall be deemed a default under the terms of this License.

          During the term of this License, Licensee shall comply with any standards promulgated by applicable governmental authorities or otherwise reasonably established by Licensor regarding the generation of electromagnetic fields. Should Licensor determine in good faith at any time that the Dish poses a health or safety hazard to occupants of the Building, Licensor may require Licensee to remove the Dish or make other arrangements reasonably satisfactory to Licensor. Any claim or liability resulting from the use of the Dish shall be subject to the indemnification obligations set forth in the Paragraph below entitled "Licensor's Nonliability."

     6.   Removal:  Upon the expiration or earlier termination of this License,
          -------
Licensee shall remove the Dish and the other Equipment installed by it and shall restore the License Area to their original condition.

                                   EXHIBIT F
                                   To Lease

     7.   Licensor's Nonliability:  Licensor shall not be liable for any loss,
          -----------------------
damage or injury of any kind whatsoever to the property of Licensee or the property or person, including death, of any of Licensee's employees, agents or invitees or of any other person whomsoever caused by any use of the License Area or occasioned by the failure on the part of Licensee to maintain said License Area in safe condition, or by any act or omission of Licensee or of any of Licensee's employees, agents or invitees, or arising from any other cause whatsoever; and Licensee, as a material part of the consideration of this License, hereby waives on its behalf all claims and demands against Licensor for any such loss, damage or injury suffered by Licensee, and hereby agrees to indemnify, defend and save Licensor free and harmless from liability for any such loss, damage or injury of third persons, and from all costs, expenses and charges arising therefrom or in connection therewith, including reasonable attorneys' fees. In addition, Licensee agrees to reimburse Licensor for the cost of repairing any damage to the Building caused by the exercise of Licensee's rights hereunder.

     8.   Liens:  Licensee shall not permit to be enforced against the License
          -----
Area any mechanics', materialmen's, contractors' or other liens arising from, or any claims for damage growing out of, any work of installation, repair or alteration as herein authorized or otherwise arising (except from the actions of Licensor) and Licensee shall pay or cause to be paid all of said liens and claims before any action is brought to enforce the same against Licensor or the License Area; and Licensee agrees to indemnify and hold Licensor and the License Area free and harmless from all liability for any and all such liens and claims and all costs and expenses in connection therewith.

     9.   Taxes:  During the term of this License, Licensor shall pay all taxes
          -----
attributable to any Equipment installed in the License Area by or at the request of Licensee.

     10.  Assignment:  This License shall not be assignable in whole or in part,
          ----------
and any attempted assignment thereof, without the consent of Licensor, shall immediately terminate this License.

     11.  Insurance/Indemnity:  The insurance and indemnity provisions of the
          -------------------
Lease shall govern Licensee's use of the License Area. In the event the exercise of Licensee's rights hereunder result in any increase in Licensor's insurance rates on the Building, Licensee shall promptly following demand reimburse Licensor for such additional expenses incurred by Licensor.

     12.  Remedies:  Should Licensee default in the performance of or breach any
          --------
covenant or condition on Licensee's part to be kept and performed under the Lease or this License, then in any such event Licensor may, at its option, without prejudice to any other right or remedy it may have, terminate this License hereunder by giving Licensee written notice of such termination, and upon such termination all rights of Licensee shall cease and end.

     13.  Covenants and Conditions:  This License and each and all of the
          ------------------------
covenants and conditions hereof shall inure to the benefit of and shall bind the successors in interest of Licensor and subject to the restrictions set forth in the above Paragraph entitled "Assignment," the successors and assigns of Licensee.

     14.  Notices: Any notices or other communications between the parties shall
          -------
be sent in the same manner and to the same persons or entities as set forth in the Lease.

     The parties hereto have executed this License as of the date first above written.


LICENSOR:                              LICENSEE:


__________________________________     _____________________________________

__________________________________     _____________________________________



By: ______________________________     By: _________________________________



      Name: ______________________           Name: _________________________
      Title: _____________________           Title: _____________________



By: ______________________________     By: _________________________________
      Name: ______________________           Name: _________________________
      Title: _____________________           Title: ________________________



                                   EXHIBIT F
                                   To Lease

                                   EXHIBIT X
                                   ---------

                            INDUSTRIAL WORK LETTER

                               DOLLAR ALLOWANCE



The Tenant Improvement work (herein "Tenant Improvements") shall consist of any work, including work in place as of the date hereof, required to complete the Premises pursuant to the approved Working Drawings and Specifications (as hereinafter defined). All of the Tenant Improvement work shall be performed by a contractor selected by Landlord in accordance with the procedures and requirements set forth below. Landlord shall obtain bids from at least three (3) contractors one of which may be JLC Construction subject to Landlord's approval after receipt of sufficient background information. When requesting bids, Landlord shall request bid alternates for shortened construction schedules. Landlord shall consult with Tenant regarding its selection of contractor but the final determination shall be up to Landlord. When analyzing bid alternates, Landlord agrees to allow Tenant to apply up to Fifty Cents ($.50) per useable square foot of Landlord's Contribution to expedite construction. Any cost to expedite construction in excess of that amount shall be at Tenant's sole cost and expense. Landlord shall select the lowest qualified bidder taking into consideration not only the price of the work to be performed but also the time for completion. In the event Landlord selects other than the lowest bidder, it shall do so based on commercially reasonable factors which it shall demonstrate to Tenant.

I.   ARCHITECTURAL AND CONSTRUCTION PROCEDURES.
     -----------------------------------------

 A. Tenant and Landlord have approved, or shall approve within the time period set forth below, both (i) a detailed space plan for the Premises, prepared by Landlord's architect, which includes interior partitions, ceilings, interior finishes, interior doors, suite entrance, floor coverings, window coverings, lighting, electrical and telephone outlets, plumbing connections, heavy floor loads and other special requirements ("Preliminary Plan"), and (ii) an estimate, prepared by Landlord's contractor, of the cost for which Landlord will complete or cause to be completed the Tenant Improvements ("Preliminary Cost Estimate"). Tenant shall approve or disapprove each of the Preliminary Plan and the Preliminary Cost Estimate by signing copies of the appropriate instrument and delivering same to Landlord within five (5) days of its receipt by Tenant. If Tenant disapproves any matter, Tenant shall specify in detail the reasons for disapproval and Landlord shall attempt to modify the Preliminary Plan and the Preliminary Cost Estimate to incorporate Tenant's suggested revisions in a mutually satisfactory manner. In no event, however, shall Tenant have the right to make additions to the Preliminary Plan as part of its approval thereof which would increase the improvements to be paid for by "Landlord's Contribution" (as hereinafter defined), it being understood and agreed that the Preliminary Plan submitted by Landlord's architect is intended to include all improvements desired by Tenant using Landlord's "Standards" (as hereinafter defined), whether or not the full amount of Landlord's Contribution would be required to complete construction of the improvements as shown in the Preliminary Plan. Notwithstanding the foregoing, Landlord agrees that Tenant shall have the right to make modifications, additions or Changes to an approved Preliminary Plan or Working Drawings and Specifications, to incorporate additional Standards, and to use up to Fifty Cents ($.50) per rentable square foot of Landlord's Contribution to pay the cost of any such modifications, additions or Changes. In all events, Tenant shall approve in all respects a Preliminary Plan and Preliminary Cost Estimate not later than the date set forth in Item 15 of the Basic Lease Provisions ("Plan Approval Date"), it being understood that Tenant's failure to do so shall constitute a "Tenant Delay" for purposes of this Lease.

 B. On or before the Plan Approval Date, Tenant shall provide in writing to Landlord or Landlord's architect all specifications and information requested by Landlord for the preparation of final construction documents and costing, including without limitation Tenant's final selection of wall and floor finishes, complete specifications and locations (including load and HVAC requirements) of Tenant's equipment, and details of all "Non-Standard Improvements" (as defined below) to be installed in the Premises (collectively, "Programming Information"). Tenant's failure to provide the Programming Information by the Plan Approval Date shall constitute a Tenant Delay for purposes of this Lease. Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete.

 C. Except as specified in the Preliminary Plan or otherwise authorized by Landlord, the Tenant Improvements shall incorporate Landlord's building standard materials and specifications ("Standards"). No deviations from the Standards shall be permitted, provided that Landlord may, in its sole and absolute discretion, authorize in writing one or more of such deviations if requested by Tenant, in which event any excess cost of such deviations shall be part of "Tenant's Contribution" (as hereinafter defined) and Tenant shall be solely responsible for the cost of replacing same with the applicable Standard item(s) upon the expiration or termination of this Lease. Landlord shall in no event be required to approve any deviations from the Standards ("Non-Standard Improvements") if Landlord determines that such improvement (i) is of a lesser quality than the corresponding Standard, (ii) fails to conform to applicable governmental requirements, (iii) requires building services beyond the level normally provided to other tenants, (iv) would delay construction of the Tenant Improvements beyond the Estimated Commencement Date and Tenant declines to accept such delay in writing as a Tenant Delay, or (v) would have an adverse aesthetic impact from the exterior of the Premises.

 D. Upon Tenant's approval of the Preliminary Plan and Preliminary Cost Estimate and delivery of the complete Programming Information, Landlord's architect and engineers shall prepare and deliver to Tenant working drawings and specifications ("Working Drawings and Specifications"), and Landlord's contractor shall prepare a final construction cost estimate ("Final Cost Estimate") for the Tenant Improvements in conformity with the Working Drawings and Specifications. The Final Cost Estimate shall be delivered to Tenant for its approval only if such Estimate exceeds both the approved Preliminary Cost Estimate and the amount of the Landlord's
                                        ---
     Contribution. Tenant shall have five (5) days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and (if delivered to Tenant) the Final Cost Estimate. Tenant shall not unreasonably withhold or delay its approval, and any disapproval or requested modification shall be limited to items not contained in the approved Preliminary Plan or Preliminary Cost Estimate. Should Tenant disapprove the Working Drawings and Specifications and the Final Cost Estimate, such disapproval shall be accompanied by a detailed list of revisions. Any revision requested by Tenant and accepted by Landlord shall be incorporated into a revised set of Working Drawings and Specifications and Final Cost Estimate, and Tenant shall approve same in writing within five (5) days of receipt without further revision. Tenant's failure to comply in a timely manner with any of the requirements of this paragraph shall constitute a Tenant Delay. Without limiting the rights of Landlord for Tenant Delays as set forth herein, in the event Tenant has not approved both the Working Drawings and Specifications and the Final Cost Estimate within sixty (60) days following the date of this Lease, then Landlord may, at its option, elect to terminate this Lease by written notice to Tenant. In the event Landlord elects to effect such a termination, Tenant shall, within ten (10) days following demand by Landlord, pay to Landlord any costs incurred by Landlord in connection with the preparation or review of plans, construction estimates, price quotations, drawings or specifications under this Work Letter and for all costs incurred in the preparation and execution of this Lease, including any leasing commissions.

 E. In the event that Tenant requests in writing a revision in the approved Working Drawings and Specifications ("Change"), Landlord shall advise Tenant by written change order as soon as is practical of any increase in the Completion Cost and/or any Tenant Delay such Change would cause. Tenant shall approve or disapprove such change order in writing within two
     (2) days following its receipt from Landlord. Tenant's approval of such Change shall be accompanied by Tenant's payment of any increase in the Completion Cost in excess of Landlord's Contribution resulting from such Change. Landlord shall have the right to decline Tenant's request for a Change for any of the reasons set forth in Article II.C above for Landlord's disapproval of a Non-Standard Improvement. It is understood that Landlord shall have no obligation to interrupt or modify the Tenant Improvement work pending Tenant's approval of a change order.

 F. Notwithstanding any provision in the Lease to the contrary, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within five (5) days, fails to approve in writing both the Preliminary Plan and Preliminary Cost Estimate for the Tenant Improvements by the Plan Approval Date, fails to provide all of the Programming Information requested by Landlord by the Plan Approval Date, fails to approve in writing the Working Drawings and Specifications or the Final Cost Estimate within the time provided herein, requests any Changes, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a "Tenant Delay"), then Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date of this Lease shall be deemed to have occurred for all purposes, including Tenant's obligation to pay rent, as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant but for the collective Tenant Delays. In no event, however, shall such date be earlier than the Estimated Commencement Date set forth in the Basic Lease Provisions. Notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred unless and until Landlord has given Tenant written notice of the act or omission which constitutes the basis for such Tenant Delay and such act or omission is not cured within one (1) complete business day after Tenant's receipt of such notice. Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord's determination shall be conclusive unless Tenant notifies Landlord in writing, within fifteen (15) days thereafter, of Tenant's election to contest same by arbitration with JAMS in Orange County, California. Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date set forth in the aforesaid notice from Landlord.

 G. Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date of the Lease in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors, subject to Landlord's prior written approval, and in a manner and upon terms and conditions and at times satisfactory to Landlord's representative. The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant's contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant's risk. In no event shall the failure of Tenant's contractors to complete any work in the Premises extend the Commencement Date of this Lease beyond the date that Landlord has completed its Tenant Improvement work and tendered the Premises to Tenant.

 H. Tenant hereby designates William Dodge, Telephone No. (949) 224-5714, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

II.  COST OF TENANT IMPROVEMENTS
     ---------------------------

 A. Landlord shall complete, or cause to be completed, the Tenant Improvements, at the construction cost shown in the Final Cost Estimate (subject to the provisions of this Work Letter), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. Landlord shall pay towards the final construction costs ("Completion Cost") as incurred a maximum of One Million Five Hundred Thirty Two Thousand Five Hundred Dollars ($1,532,500.00) ("Landlord's Contribution"), based on $25.00 per usable square foot of the Premises, and Tenant shall be fully responsible for the remainder ("Tenant's Contribution"). Landlord's Contribution shall only be used for construction and installation of Standards incorporated into a Preliminary Plan approved by Landlord and for other costs outlined below. Tenant shall have no right to receive any credit, refund or allowance of any kind for any unused portion of the Landlord's Contribution nor shall Tenant be allowed to make revisions to an approved Preliminary Plan, Working Drawings and Specifications or request a Change in an effort to apply any unused portion of Landlord's Contribution.

 B. The Completion Cost shall include all costs of Landlord in completing the Tenant Improvements in accordance with the approved Working Drawings and Specifications, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) salaries and fringe benefits of persons, if any, in the direct employ of Landlord performing any part of the construction work, (iii) permit fees and other sums paid to governmental agencies, and (iv) costs of all materials incorporated into the work or used in connection with the work. The Completion Cost shall also include an administrative/ supervision fee to be paid to Landlord or to Landlord's management agent in the amount of five percent (5%) of all such costs.

 C. Prior to start of construction of the Tenant Improvements, Tenant shall pay to Landlord in full the amount of the Tenant's Contribution set forth in the Final Cost Estimate. If the actual Completion Cost of the Tenant Improvements is less than the Final Cost Estimate, any portion of the Tenant's Contribution paid by Tenant but not expended towards the Completion Cost shall be refunded to Tenant in the form of a check payable to Tenant. If the actual Completion Cost is greater than the Final Cost Estimate because of modifications or extras not reflected on the approved Working Drawings and Specifications which are requested by Tenant, or because of Tenant Delays, then Tenant shall be responsible for all such additional costs. The balance of any sums not otherwise paid by Tenant shall be due and payable on or before the Commencement Date of this Lease. If Tenant defaults in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant's failure to pay rent under the Lease.

                          [IRVINE TECHNOLOGY CENTER]
                              [OVERALL SITE PLAN]

                                   EXHIBIT Y

                           [IRVINE TECHNOGHY CENTER]
                               [INDUSTRIAL PARK]

                                  EXHIBIT Y-1